                                                                   Exhibit 10.20

                           MASTER REPURCHASE AGREEMENT

                   Dated as of Enter the date of the Master Repurchase Agreement
Between:

COMPANY NAME 1 (CAPS)

and

COMPANY NAME 2 (CAPS)

1.       APPLICABILITY

         From time to time the parties hereto may enter into transactions in which one party ("Seller") agrees to transfer to the other ("Buyer") securities or financial instruments ("Securities") against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and shall be governed by this Agreement.

2.       DEFINITIONS

         (a) "Act of Insolvency", with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such party seeking the appointment of a receiver, trustee, custodian or similar official for such party or any substantial part of its property, or (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party,
(B) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by a party of a general assignment for the benefit of creditors, or (iv) the admission in writing by a party of such party's inability to pay such party's debts as they become due;

         (b) "Additional Purchased Securities", Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

         (c) "Buyer's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of a percentage (which may be equal to the percentage that is agreed to as the Seller's Margin Amount under subparagraph (q) of this Paragraph), agreed to by Buyer and Seller prior to entering into the Transaction, to the Repurchase Price for such Transaction as of such date. The parties agree that the percentage to be applied to the Repurchase Price for purposes of determining Buyer's Margin Amount shall be 102%;

         (d) "Confirmation", the meaning specified in Paragraph 3(b) hereof;

         (e) "Income", with respect to any Security at any time, any principal thereof then payable and all interest, dividends or other distributions thereon;

         (f) "Margin Deficit", the meaning specified in Paragraph 4(a) hereof;

         (g) "Margin Excess", the meaning specified in Paragraph 4(b) hereof;

         (h) "Market Value", with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities). The parties agree that the most recent quotation in The Wall Street Journal shall constitute a generally recognized source;

         (i) "Price Differential", with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by, Seller to Buyer with respect to such Transaction);

         (j) "Pricing Rate", the per annum percentage rate for determination of the Price Differential;

         (k) "Prime Rate", the prime rate of U.S. money center commercial banks as published in The Wall Street Journal;

         (1) "Purchase Date", the date on which Purchased Securities are transferred by Seller to Buyer;

         (m) "Purchase Price", (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller's obligations under clause (ii) of Paragraph 5 hereof;

         (n) "Purchased Securities", the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term "Purchased Securities" with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) and shall exclude Securities returned pursuant to Paragraph 4(b);

         (o) "Repurchase Date", the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraphs 3(c) or 11 hereof;

         (p) "Repurchase Price", the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination, increased by any amount determined by the application of the provisions of Paragraph 10 hereof;

         (q) "Seller's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of a percentage (which may be equal to the percentage that is agreed to as the Buyer's Margin Amount under subparagraph
(c) of this Paragraph), agreed to by Buyer and Seller prior to entering into the Transaction, to the Repurchase Price for such Transaction as of such date. The parties agree that the percentage to be applied to the Repurchase Price for purposes of determining Seller's Margin Amount shall be 102%.

3.       INITIATION; CONFIRMATION; TERMINATION

         (a) An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

         (b) Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a "Confirmation"). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

         (c) In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4.       MARGIN MAINTENANCE

         (a) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer's Margin Amount for all such Transactions (a "Margin Deficit"), then Buyer may by notice to Seller require Seller in such Transactions, at Seller's option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer ("Additional Purchased Securities"), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer's Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

         (b) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller's Margin Amount for all such Transactions, then Seller may by notice to Buyer require Buyer in such Transactions at such time (a "Margin Excess"), at Buyer's option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller's Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

         (c) Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

         (d) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

         (e) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs
(a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5.       INCOME PAYMENTS

         Where a particular Transaction's term extends over an Income payment date on the Securities subject to that Transaction, Buyer shall, as the parties may agree with respect to such Transaction (or, in the absence of any agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is payable either (i) transfer to or credit to the account of Seller an amount equal to such Income payment or payments with respect to any Purchased Securities subject to such Transaction or (ii) apply the Income payment or payments to reduce the amount to be transferred to Buyer by Seller upon termination of the Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit.

6.       SECURITY INTEREST

         Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all proceeds thereof.

7.       PAYMENT AND TRANSFER

         Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8.       SEGREGATION OF PURCHASED SECURITIES

         To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial intermediary or a clearing corporation. Title to all Purchased Securities shall pass to Buyer and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraphs 3, 4 or 10 hereof, or of Buyer's obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

9.       SUBSTITUTION

         (a) Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

         (b) In Transactions in which the Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.      EVENTS OF DEFAULT

         In the event that (i) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (ii) Seller or Buyer fails, after one business day's notice, to comply with Paragraph 4 hereof, (iii) Buyer fails to comply with Paragraph 5 hereof, (iv) an Act of Insolvency occurs with respect to Seller or Buyer, or (v) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an "Event of Default"):

         (a) At the option of the nondefaulting party, exercised by written notice to the defaulting party (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur.

         (b) In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party's obligations hereunder to repurchase all Purchased Securities in such Transactions shall thereupon become immediately due and payable, (ii) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of (x) the greater of the Pricing Rate for such Transaction or the Prime Rate to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subparagraph (a) of this Paragraph (decreased as of any day by (A) any amounts retained by the nondefaulting party with respect to such Repurchase Price pursuant to clause (iii) of this subparagraph, (B) any proceeds from the sale of Purchased Securities pursuant to subparagraph (d) (i) of this Paragraph, and (C) any amounts credited to the account of the defaulting party pursuant to subparagraph (e) of this Paragraph) on a 360 day per year basis for the actual number of days during the period from and including the date of the Event of Default giving-rise to such option to but excluding the date of payment of the Repurchase Price as so increased, (iii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices owed by the defaulting party, and (iv) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party's possession.

         (c) In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, the defaulting party's right, title and interest in all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

         (d) After one business day's notice to the defaulting party (which notice need not be given if an Act of Insolvency shall have occurred, and which may be the notice given under subparagraph (a) of this Paragraph or the notice referred to in clause (ii) of the first sentence of this Paragraph), the nondefaulting party may:

                  (i) as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

                  (ii) as to Transactions in which the defaulting party is acting as Buyer, (A) purchase securities ("Replacement Securities") of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source.

         (e) As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party (i) with respect to Purchased Securities (other than Additional Purchased Securities), for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities therefor over the Repurchase Price for such Purchased Securities and (ii) with respect to Additional Purchased Securities, for the price paid (or deemed paid) by the nondefaulting party for the Replacement Securities therefor. In addition, the defaulting party shall be liable to the nondefaulting party for interest on such remaining liability with respect to each such purchase (or deemed purchase) of Replacement Securities from the date of such purchase (or deemed purchase) until paid in full by Buyer. Such interest shall be at a rate equal to the greater of the Pricing Rate for such Transaction or the Prime Rate.

         (f) For purposes of this Paragraph 10, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of its option under subparagraph (a) of this Paragraph.

         (g) The defaulting party shall be liable to the nondefaulting party for the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a consequence of an Event of Default, together with interest thereon at a rate equal to the greater of the Pricing Rate for the-relevant Transaction or the Prime Rate.

         (h) The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

11.      SINGLE AGREEMENT

     Buyer and Seller acknowledge that, and have entered hereunto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and
(iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

12.      NOTICES AND OTHER COMMUNICATIONS

         All notices or communications between the parties shall be in writing or confirmed in writing.

13.      ENTIRE AGREEMENT; SEVERABILITY

         This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

14.      NON-ASSIGNABILITY; TERMINATION

         The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be cancelled by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

15.      GOVERNING LAW

         This Agreement shall be governed by the laws of the State of Ohio without giving effect to the conflict of law principles thereof.

16.      NO WAIVERS, ETC.

         No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to subparagraphs 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

Insert               Aggregate            Limit                 Clause
Be sure to bold the words "17.  Aggregate Limit"









Re-enter company name #1 in CAPS                Re-enter company name #2 in CAPS




By:                                             By:
   -----------------------------------------       -----------------------------
         Edwin P. McCausland, Jr.                     Robert J. Woodward.
         Senior Vice President-Fixed Income           Executive Vice President-
         Securities                                   Chief Investment Officer

                                    ANNEX I

                        Supplemental Terms and Conditions

                                  CONFIRMATION
                                  ------------

Buyer:--------------------------------------------------------------------------

Seller:-------------------------------------------------------------------------

Date:---------------------------------------------------------------------------


DESCRIPTION OF TRANSACTION
--------------------------------------------------------------------------------

1.       Purchased Securities -
         --------------------

         a)       Issuer name---------------------------------------------------

         b)       Rate/coupon---------------------------------------------------

         c)       Amount--------------------------------------------------------

         d)       Maturity------------------------------------------------------

         e)       CUSIP---------------------------------------------------------

2.       Purchase Date -   -----------------------------------------------------
         -------------

3.       Purchase Price -   ----------------------------------------------------
         --------------

4.       Repurchase Date -  ----------------------------------------------------
         ---------------

         [insert a specific date or "demand"]

5.       Pricing Rate or Repurchase Price -
         --------------------------------   ------------------------------------

         [Pricing Rate applies where transaction is terminable on demand; Repurchase Price may-be calculated where there is a specific Repurchase Date]

6.       Additional Terms -
         ----------------